                                                                   Exhibit 10.34


                          LEASE (MULTI-OCCUPANCY NET)


                                by and between


                         Dayton Sunrise Partners L.P.
                                 ("Landlord")


                                      and


                            AM General Corporation
                                  ("Tenant")


                         Dated as of: October 6, 1999

            INDUSTRIAL LEASE (Single Occupancy, Absolute Net Lease)
                          Dated as of October 6, 1999
          A.   DEFINED TERMS, TABLE OF CONTENTS, EXHIBITS
               PREMISES AND LANDLORD'S RESERVED RIGHTS

     A-1.  Defined Terms
           -------------

Landlord:                Dayton Sunrise Partners L.P.,
                         an Indiana limited partnership

Landlord's Address:      227 S. Main, Ste. 300
                         P.O. Box 1331
                         South Bend, IN  46624

Tenant:                  AM General Corporation

Tenant's Address:        105 North Niles Avenue
                         South Bend, Indiana  46634

Guarantor:               None

Building:                New 90,000 sq. ft. manufacturing/office and warehouse
                         facility

Premises:                Lot and building and related improvements to be
                         constructed by Landlord

Premises Address:        2000 Watkins Glen Drive,
                         Franklin, Ohio

Term:                    Ten (10) Year Lease Term

Commencement Date:       The latter of January 1, 2000 or the date the Premises
                         are substantially completed (as further defined)

Initial Fixed Rent:      Not less than $431,700 per year - as subject to
     Per Year:           adjustment pursuant to Article D-1
     Per Month:


Rental Adjustment:       Not applicable
     Per Year:
     Per Month:

Lease Year:              Each 365 day period beginning on the Commencement Date

Tenant Share of
     Real Property
     Taxes:              100%

Tenant's Share of
     Operating Expenses: 100%

Permitted Uses:          Manufacturing, office and warehouse and any other
                         lawful use reasonably acceptable to the Landlord

                                       2
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
A-2 TABLE OF CONTENTS
A.    DEFINED TERMS, TABLE OF CONTENTS, EXHIBITS,
      PREMISES AND LANDLORD'S RESERVED RIGHTS........................................................................   2

B.    LANDLORD'S IMPROVEMENTS........................................................................................   6

C.    TERM...........................................................................................................  11

D.    RENT...........................................................................................................  12

E.    REAL PROPERTY TAXES............................................................................................  14

F.    INSURANCE......................................................................................................  16

G.    OPERATING EXPENSES, REPAIR AND MAINTENANCE.....................................................................  21

H.    ALTERATIONS....................................................................................................  26

I.    UTILITIES AND EASEMENTS........................................................................................  28

J.    USE OF PREMISES................................................................................................  29

K.    DAMAGE AND DESTRUCTION.........................................................................................  33

L.    EMINENT DOMAIN.................................................................................................  36

M.    DEFAULT........................................................................................................  38

N.    ASSIGNMENT AND SUBLETTING......................................................................................  43

O.    ESTOPPEL CERTIFICATE, ATTORNMENT AND
      SUBORDINATION..................................................................................................  47

P.    MISCELLANEOUS..................................................................................................  50

Q.    TENANT'S PURCHASE OPTION.......................................................................................  56

A-3   Exhibits:
   A - Site Plan
   B - Lot Legal Description
   C - Floor Plan
   D - Landlord Work Letter
   E - Form of Estoppel Certificate
   F - form of Subordination, Non-Disturbance and Attornment Agreement

                                       3
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     A-4. Premises

     Landlord leases to the Tenant and Tenant leases from Landlord pursuant to the terms of this Lease those Premises consisting of that approximately 18-acre tract of land and that Building and related parking lots, driveways and dock doors serving the Premises, all as depicted on the Site Plan attached as Exhibit A hereto, to be constructed by Landlord on that parcel of land commonly known as Watkins Glen Drive, Franklin, Ohio and described in Exhibit B hereto (the "Lot") pursuant to those approved plans and specifications as further described herein and that floor plan attached hereto as Exhibit C containing 90,000 square feet of leaseable space. The parties agree that upon either party's request within sixty (60) days following the Commencement Date, the Premises shall be remeasured. If the total leaseable area of the Premises is found to be less that or greater than the area as set forth above, the Landlord and Tenant shall execute an amendment to the Lease to correct the discrepancy in the total leaseable area of the Premises, for all purposes of this Lease. If either party does not request said remeasuring within the aforesaid 60 day period, the square footage set forth above shall be deemed accepted by the parties hereto for all purposes of this Lease.

     A-5. Common Area. - Intentionally Deleted

     A-6. Landlord's Reserved Rights

     Provided Landlord does not unreasonably interfere with Tenant's use of the Premises and its operations thereon, Landlord reserves the right to enter the Premises to perform Landlord's obligations, and enforce Landlord's rights under this Lease. Without limiting the foregoing, Landlord shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times and on advance notice to Tenant, for the purpose of showing the

                                       4
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Premises to prospective purchasers, tenants and lenders, inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Regulations (as hereinafter defined). In connection with such inspections or verifications, Landlord may employ experts and/or consultants to advise Landlord with respect to Tenant's activities, including but not limited to the operation, use, monitoring, maintenance, or removal of any Hazardous Materials. The costs and expenses of any such inspections shall be paid by Landlord, unless a violation of any Regulation, or a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord for the reasonable costs and expenses of such inspections. Landlord may at any time place on the Lot or Building any ordinary "For Sale" signs and Landlord may at any time during the last three hundred sixty five (365) days of the term hereof place on or about the Premises any ordinary "For Lease" or "For Sale" signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant.

     Notwithstanding anything to the contrary contained herein, if Landlord enters the Premises for the purpose of performing work permitted under the terms of this Lease, including the rights reserved to Landlord under this Article A-6 and elsewhere under this Lease, Landlord agrees to the following:

     1. To indemnify Tenant from any and all damages or injures arising out of the activities of the Landlord, Landlord's agents, employees or contractors;

     2. To schedule work at a time which is mutually convenient for Landlord and Tenant; and

     3. To use its best efforts to minimize interference with Tenant's conduct of business.

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     Any time Landlord shall enter upon the Premises to perform repairs or other work, or any time Landlord is above or below the Premises to perform such work, Landlord shall indemnify and hold Tenant harmless from any damage to person or property as a result of such activity.

     A-7. Acceptance of Premises - Intentionally Deleted

                         B.    LANDLORD'S IMPROVEMENTS

     B- 1. Landlord's Work, Preparation of the Premises and Completion and
           ---------------  ----------------------------------------------
Delivery
--------

     On or before the term of this Lease of the Premises commences, the Landlord shall cause the Premises to be completed in accordance with the terms and conditions of the "Landlord Work Letter" including those plans and specifications as approved by Tenant attached to this Agreement as Exhibit D ("Landlord's Work"). Except as otherwise provided herein, the Landlord will not be liable to the Tenant for damages nor will the Tenant be relieved from any obligations under this Agreement if the Landlord is prevented from completing the Premises for the Tenant's occupancy by the date the term commences because of strikes, lockouts, labor controversies, accidents, delays by Tenant, inability to obtain fuel or supplies, or any other cause beyond the reasonable control of the Landlord (each a "Force Majeure" event). In such event, however, the Rent under this Agreement shall abate on a per diem basis until the Premises are completed, unless the cause for the delay is the result of the Tenant's request for materials, finishes, or installation other than those set forth in Exhibit D, the Tenant's changes in the work to be performed by the Landlord and not approved by the Landlord, the performance by the Tenant or any person employed by the Tenant of any work on the Premises, or any other cause within the reasonable control of the Tenant.

  Landlord has commenced construction of the Premises and will substantially complete the Premises and the building of which the same form a part (the "Building") by January 15, 2000 (the "Delivery Date"). If the Landlord's Work in the Premises and the Building has not been substantially completed in accordance with Exhibit D attached hereto by the Delivery Date, except as caused by a Force Majeure event, including the items set forth in the above paragraph, Tenant shall receive two (2) days free Rent for each 24-hour period beyond the Delivery Date until the Premises are substantially complete (as further defined herein). As used in this Lease, the terms "substantial completion" and "substantially complete" or words of similar import shall mean Tenant's sole possession of the Premises, and that (a) Landlord's Work has been completed with the exception of minor items which can be completed without material interference with Tenant's use and occupancy of the Premises (b) a Certificate of Occupancy has been issued for Landlord's work and (c) Landlord's architect has delivered to Tenant a statement certifying that Landlord's work has been substantially completed and in compliance with all applicable laws, codes, regulations and ordinances.

  Landlord agrees (unless otherwise provided in Exhibit D), at Landlord's expense, to perform "Landlord's Work" in a good and workmanlike manner in the construction of the Premises substantially in accordance with those plans and specifications attached hereto and made a part hereof as Exhibit D. Landlord shall construct the Premises using first-quality new materials and performed by reputable and competent contractors for projects of this sort in compliance with all applicable laws, ordinances, rules and statutes.

  Landlord agrees, at landlord's expense, to obtain and maintain public liability insurance and workers' compensation insurance adequate to fully protect Tenant as well as Landlord from and against any and all liability for death or injury to person or damage to property by reason of construction of Landlord's Work.

  Excepting Force Majeure events but otherwise notwithstanding anything contained in this Lease to the contrary, if Landlord fails to materially complete any of the Landlord's Work described on Exhibit D which would prevent Tenant use and occupancy of the Premises, including the parking lot, and after sixty (60) days notice to Tenant's Primary Mortgagee (as further defined herein), if any, and Tenant's Primary Mortgagee has failed to commence the completion of the Landlord's Work and to have diligently pursued the completion thereof and as a result thereof Tenant is unable to obtain a certificate of occupancy, Tenant shall have the right, but not the obligation, to perform such work and deduct the amounts incurred against the next enduing Rent payments, and there shall be an abatement of all Rent and other charges payable as Rent or a continuation of the Free Rent Period, if applicable, until such time as such work is completed.

  Tenant shall have a period of sixty (60) days from the date of substantial completion of Landlord's Work to provide the Landlord with a list (the "Punch List") of any defects or incomplete or unsatisfactory items with respect to the Landlord's Work which are or would be apparent by a visual inspection (the "Punch List Period"). Landlord shall be obligated within a reasonable amount of time, not to exceed sixty (60) days from the date of the Punch List, to cure any such defects, or incomplete or unsatisfactory items, including any Latent Defects reported by Tenant to Landlord as described below. The Punch List Period shall not apply to latent defects or those defects which are not or would not be apparent by a visual inspection and which are otherwise not caused by the Tenant (hereafter referred to as "Latent Defects") and which solely by way of

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example and by no means limiting, include defects to any structural, mechanical and HVAC electrical, sewerage or plumbing system or component of the Building which is visible or manifested only underground, within the walls or above the ceiling or below the floor, and Tenant shall, at any time during the Term of this Lease, have the right to report to Landlord any Latent Defects which are in need of repair based upon the obligation of Landlord to do work to the Premises. Ion connection therewith, the provisions set forth above shall otherwise apply with respect to Landlord's obligation to cure said Latent Defects. Tenant shall promptly notify Landlord of its acceptance or nonacceptance of Landlord's Work setting for the grounds, if applicable, for nonacceptance.

  Landlord warrants that upon completion of Landlord's Work the utilities, including without limitation the HVAC (as hereinafter defined), interior and exterior of the Premises, will meet with all present laws, codes, regulations and ordinances at the time the Premises are delivered by Landlord to Tenant. If at any time the Premises or such utilities do not meet with such laws, codes, regulations and ordinances as required by regulations of the applicable governing authorities and which are enforced against Tenant by the applicable governing authority, then, except for work that is specifically required as a result of the particular type of operation being conducted by Tenant, the Premises will be brought current to the proper standards at landlord's expense. If Landlord fails to prosecute such repairs diligently and continuously until completion, Tenant may prosecute such repairs itself and apply the cost of same against the next Rent obligations due hereunder. Landlord shall also be responsible for paying any and all fines or penalties assessed by any governmental authority fi the Premises fails to meet codes and regulations of governmental authorities during the Term of the Lease with respect to items for which the Landlord is responsible as set forth in Exhibit D under Landlord's Work.

     Moreover, Landlord warrants and guarantees Landlord's Work to have been accomplished in a first-class manner with good workmanship and quality, new materials for the longer of the period of twelve (12) months from the Delivery Date or the length of any warranty or guarantee provided to Landlord from its general contractor. After expiration of said twelve (12) month or longer warranty period, Landlord shall assign to Tenant any and all warranties and guarantees of third parties held by Landlord, except in the event same are unassignable, and Landlord shall enforce same for the benefit of Tenant.

     B-2. Early Entry
          -----------

     With the prior written consent of Landlord, Tenant may prior to the date the Premises are Ready for Occupancy and by December 20, 1999, at Tenant's sole risk, enter the Premises for the sole purpose of installing trade fixtures and equipment in the Building and preparing the Premises for the operation of Tenant's business so long as (a) Tenant's early entry shall not interfere with construction of Landlord's Work, cause any delay in completion of Landlord's Work, or cause labor difficulties; (b) Tenant shall pay for and provide evidence of insurance reasonably satisfactory to Landlord; (c) Tenant shall pay utility charges reasonably allocated by Landlord to Tenant Any such early possession shall not affect nor advance the expiration date of the Lease Term.

     B-3. Delivery Conditions
          -------------------

     Tenant's acceptance of the Premises shall be further conditioned upon the following:

     (a) Landlord's title to the premises and Lot will be good and marketable as of the Commencement Date, and there will be no restrictive covenants, easements, or other agreements, zoning laws or other ordinances or regulations which will prevent the Tenant from occupying or

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using the Premises for the purposes herein provided, or prevent the full use of the parking areas or otherwise prevent the Lot from being developed in accordance with the general layout shown on Exhibit A or otherwise conflict with any of the provision of this Lease.

     (b) Landlord represents and warrants to Tenant that Tenant shall be permitted by authorities having jurisdiction thereover to occupy the Premises for the uses and purposes herein provided. Landlord further represents and warrants that the Premises shall be free from any and all materials, substances, devices or equipment defined as hazardous or otherwise controlled under any governmental law, rule or regulation, including any asbestos or asbestos-containing material.

     (c) Notwithstanding anything in this Lease to the contrary, landlord shall be responsible for configuring the Building such that the Building complies with all current, applicable provisions of the Americans with Disabilities Act (the "ADA").

                                    C. TERM

          C-1. Commencement Date
               -----------------

     The Term shall commence the latter of January 1, 2000 or the date by which the Premisees have been determined to be substantially completed and ready for Tenant's occupancy pursuant to the provisions of Article B-1 or upon receipt of certificate of occupancy ("Commencement Date") and end one hundred-twenty (120) months thereafter.

          C-2. Option to Extend
               ----------------

     Landlord hereby grants to Tenant one (1) option ("Extension Option") to extend the Term for a period of five (5) years ("Option Term"). The Extension Option must be exercised, if at all, by written notice ("Option Notice") delivered by Tenant to Landlord no later than One Hundred Eighty

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(180) days prior to expiration of the lease term as described in Article C-1.
Further, the Extension Option shall, at Landlord's election, become null and void and of no further force and effect if Tenant is subject to an Event of Default under this Lease at the time Tenant attempts to exercise the Extension Option or, following such exercise, prior to the commencement of the Option Term. The Extension Option is personal to Tenant and may not be exercised by any person or entity other than Tenant or an assignee permitted under Article N below. Provided Tenant has properly and timely exercised the Extension Option, the Term shall be extended for the period specified above, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect except that Fixed Rent payable by Tenant during the Option Term shall be adjusted to the then existing market rate for comparable properties in terms of use and quality in Warren County, Ohio, but in no event shall the Fixed Rent for the Option Term be less than that for the Original Term.

                                   D.  RENT

          D-1. Fixed Rent
               ----------

     Tenant shall cause payment of the Fixed Rent, which shall be determined upon compoletion of the Building pursuant to the following computation: (total facility cost / 10,000)x .01246=total annual rent per leaseable building square foot as based on the applicable financing rate but no less than $431,700 per year (and $35,975 per month), to be received by Landlord in lawful money of the United States on or before the first day of each calendar month of the Term at Landlord's Address, or at such other place designated by Landlord, without demand, deduction, setoff or counterclaim. All payments of Fixed Rent shall be made in advance. If the Term commences or ends on a day other than the first day of a calendar month, Tenant shall pay on the Commencement Date and the first day of the last partial calendar month Fixed Rent prorated on a per diem basis with respect to

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the portion of the fractional calendar month included in the Term. The parties agree to prepare and sign an addendum to this Lease setting forth the exact amount of the Fixed Rent once that amount is capable of being computed pursuant to the above formula.

          D-2. Additional Rent
               ---------------

     All monies required to be paid by Tenant hereunder other than Fixed Rent including, without limitation, payments for real property taxes (as defined below) and Operating Expenses (as defined below), if any, shall be considered additional rent ("Additional Rent"). Tenant shall pay Additional Rent within twenty (20) days after written notice from Landlord or such earlier or later date as may be specified elsewhere in this Lease. "Rent" shall mean Fixed Rent and Additional Rent. All obligations to pay Rent hereunder shall survive the expiration or earlier termination of this Lease.

     D-3. Interest and Late Charge
          ------------------------

     If any installment of Rent is not paid within five (5) business days after the due date, such amount shall bear interest (the "Interest Rate") at the lesser of twelve percent per annum (12%) or maximum rate permitted by law from the date on which said payment shall be due until the date on which Landlord shall receive said payment regardless of whether or not a notice of default or notice of termination has been given by Landlord. In addition, if the Rent is not paid within five (5) business days after the due date, Tenant shall pay Landlord a late charge of five percent (5%) of the amount delinquent. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay Rent is difficult to ascertain, said late charge being the best estimate of the damage which Landlord shall suffer in the event of Tenant's late payment. This provision shall not relieve Tenant of Tenant's obligation to pay Rent at the time and in the manner herein specified.

          D-4. Security Deposit - Intentionally Deleted
               ----------------------------------------

          D-5. Prepaid Rent - Intentionally Deleted
               ------------------------------------


                           E.    REAL PROPERTY TAXES


          E-1. Tenant's Obligations
               --------------------

     a. Tenant agrees to pay the Real Property Taxes, as defined below, which accrue with respect to the Property (including the Lot and the Building) during the Term of the Lease, and Tenant shall pay to Landlord the Real Property Taxes within thirty (30) days after receipt from Landlord of the applicable tax bill and, in any event, not later than the date on which such Real Property Taxes are due. As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, rental tax, parking surcharge, improvement bond or bonds, levy\\ or tax (other than inheritance, income or estate taxes) imposed on or with respect to the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to Rent or other income therefrom, or as against Landlord's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy,

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assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge herein above included within the definition of "Real Property Taxes" or (ii) the nature of which was hereinabove included within the definition of "Real Property Taxes," or (iii) which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Premises or which is added to a tax or charge herein before included within the definition of Real Property Taxes by reason of such transfer (but not any documentary transfer tax payable in connection with such transfer), or (iv) which is imposed by reason of this transaction, any modifications or changes hereto or any transfers hereof (but not any documentary transfer tax payable in connection with such transfer) or (v) which is measured by or reasonably attributable to the cost or value of Tenant's equipment, fixtures or other property located on the Premises or Tenant's leasehold improvements made in or to the Premises, regardless of whether title to such improvements shall be in Landlord or Tenant, or (vi) upon or measured by the rent payable hereunder, (vii) upon or with respect to the possession, leasing, operation, maintenance, management, repair, use or occupancy of the Premises or any portion thereof.

     b. Any Real Property Taxes shall be prorated between Landlord and Tenant so Tenant shall pay that proportion which the part of such period within the Term bears to the entire period; and

     c. Any sum payable by Tenant, which would not otherwise be due until after the date of the termination of this Lease, shall be paid by Tenant to Landlord upon such termination.

     E-2. Limitations
          -----------

     Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, successions or transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord; provided, however, that if under the laws of the United States

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Government or the state in which the Premises are located, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, Tenant shall pay such tax or excise on Rent.

     E-3. Personal Property Taxes
          -----------------------

     Prior to delinquency, Tenant shall pay all taxes and assessments levied upon trade fixtures, inventories and other personal property located on the Premises and, on request, Tenant shall provide Landlord copies of receipts for payment of all such taxes and assessments.

                                 F. INSURANCE

     F-1. Property
          --------

     Landlord shall procure and maintain with respect to the Building (exclusive of any Tenant improvements, alterations, or installations in the nature of fixtures other than those constituting Landlord's Work hereunder) a policy or policies of All Risk of Physical Loss insurance with extended coverage endorsement attached, including vandalism, malicious mischief, earthquake and flood coverage, and any other endorsements required by the holder of any fee or leasehold mortgage in an amount equal to the full replacement value of the Building at the time of loss, which shall include replacement cost new, debris removal and demolition thereof. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage

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has a deductible clause, the deductible amount shall not exceed $10,000.00 per occurrence, and Tenant shall be liable for Tenant's Share of such deductible amount in the event of an insured loss.

     F-2. Liability
          ---------

     Tenant shall, at Tenant's sole expense, maintain in full force a policy or policies of Commercial General Liability Insurance or Comprehensive General Liability Insurance (on an occurrence form) insuring bodily injury, personal injury and property damage including the following divisions and extensions of coverage: Premises and Operations; blanket contractual liability (including coverage for Tenant's indemnity obligations under this Lease). Such insurance must have the following minimum limits of liability: bodily injury, personal injury and property damage - $5,000,000 each occurrence, and further, such minimum limits of liability may be reasonably adjusted from year to year to reflect increases in coverages as recommended by Landlord's insurance carrier as being prudent and commercially reasonable for similarly situated tenants.

     If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements hereof. Tenant shall also maintain at Tenant's expense (i) Worker's Compensation or similar insurance in such amounts and coverage as required by the laws of the state in which the Premises are located, with at least the following minimums limits of liability: Coverage A - statutory benefits; Coverage B -$1,000,000 per accident and disease, (ii) insurance coverage on all of Tenant's personal property, Tenant's alterations and installations in the nature of tenant improvements or fixtures in, on, or about the Premises similar in coverage to that carried by

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Landlord, and (iii) any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which, a prudent tenant would protect itself, but only to the extent coverage for such risks and amounts are available in the insurance market at commercially reasonable rates and said coverage is customarily covered by Tenants in similar buildings in Warren
County, Ohio.   Landlord makes no representation that the limits of liability required to be carried by Tenant under the terms of this Lease are adequate to protect Tenant's interests and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate.

     F-3. Rental Abatement Insurance
          --------------------------

     Landlord shall maintain in full force and effect rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent (including all Real Estate Taxes, insurance costs, and scheduled Rent increases) payable by Tenant over the current full Lease Year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Tenant, for the next twelve (12) month period.

     F-4. Supplemental Tenant Insurance Requirements
          ------------------------------------------

     All policies must be in a form reasonably satisfactory to Landlord and issued by an insurer admitted to do business in the state in which the Premises are located. All policies must be issued by insurers with a policyholder rating of at least "A" and a financial rating of at least "X" in the most recent version of Best's Key Rating Guide. If any initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant will be deemed to be in material default under this Lease, and Landlord will have the right, but not the obligation, to procure such insurance as Landlord deems necessary to protect Landlord's interests at Tenant's expense. If Landlord obtains any insurance that is the responsibility of Tenant under this Article F, Landlord agrees to deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed and Tenant agrees to promptly reimburse Landlord for such costs as Additional Rent.

     Landlord shall be named as additional insureds under each policy of insurance maintained by Tenant. Tenant shall furnish to Landlord on the Commencement Date, and thereafter with advanced notice prior to the expiration of each such policy, certificates of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Each certificate shall expressly provide that such policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after prior written notice to the parties named as insureds in this Article F-4.

     F-5. Tenant's Failure
          ----------------

     If Tenant fails to maintain any insurance required by the terms of this Lease to be maintained by Tenant, Tenant shall be liable for all losses and costs resulting from said failure.

Nothing herein shall be a waiver of any of Landlord's rights and remedies under any other article of this Lease or at law or equity.

     F-6. Waiver of Subrogation
          ---------------------

     Landlord and Tenant and all parties claiming under them mutually release and discharge each other and any partner, director, officer, agent or employee thereof from all claims and liabilities arising from or caused by any occurrence covered by the property insurance required to be carried under Article F-1 of this Lease, regardless of the cause of the damage or loss, to the extent of such insurance coverage. Any policies of insurance to be maintained hereunder shall, unless prohibited by law, contain provisions in which the rights of subrogation against Landlord and Tenant are waived by the insurance carrier.

     F-7. Indemnification of Landlord and Tenant
          --------------------------------------

     Tenant shall indemnify and hold Landlord and the Premises harmless from and against (a) all liabilities, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments in connection with any injury to persons or damage to property as a result of any accident or other occurrence occasioned by any act or omission of Tenant, Tenant's officers, employees, agents, servants, subtenants, concessionaires, contractors, or visitors (collectively, the "Tenant Parties" or individually "Tenant Party") or arising from the use, maintenance, occupation or operation of the Premises; and all legal costs and charges, including actual attorneys' fees, in connection with such matters and the defense of any action arising out of the same or in discharging the Premises from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of any Tenant party; provided, however, that Tenant shall not indemnify Landlord or any injury or damage arising as the result of Landlord's or Landlord's agents, employees or contractors negligence or willful misconduct. Landlord shall indemnify and hold Tenant harmless from and against any and all liabilities, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments in connection with (I) any injury to persons or damage to property as a result of any accident or occurrence caused by any act or omission of Landlord or landlord's agents, employees or contractors, or (ii) result from any default, breach, violation or non-performance of this Lease or any provision hereof by Landlord, including actual attorney fees in connection with such matters and defense of any action arising out of the same.

     F-8. Landlord Liability
          ------------------

     Except due to Landlord's or Landlord's agents, employees or contractors negligence or willful misconduct, Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of any Tenant Party, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, and regardless of whether the said injury or damage results from conditions arising upon the Premises, or from other sources or places. Unless caused by Landlord's gross negligence or willful misconduct, Landlord shall under no circumstances be liable for any consequential damages (including any loss of income or profit to Tenant's business).

                    G.    EXPENSES, REPAIR AND MAINTENANCE

     G-1. Operating Expenses
          ------------------

     Tenant shall pay to Landlord the following costs and expenses (hereinafter collectively referred to as "Expenses"): (i) insurance premiums for the insurance obtained by Landlord pursuant to Article F and (ii) Real Property Taxes accruing with respect to the Property pursuant to Article E.

     G-2. Tenant Repairs and Maintenance
          ------------------------------

     Subject to Article G-3, Tenant shall, at Tenant's sole cost and expense, keep and maintain the entire Premises, and every part thereof, including the HVAC system serving the Premises, interior plumbing, loading dock and doors, electrical wiring, signage, floor coverings, and fixtures and equipment in good repair and in a clean, safe and good operating condition, and shall repair and/or replace any and all of the foregoing in a good and workmanlike manner as needed. Tenant shall, at Tenant's sole expense, immediately replace all broken glass in the Premises with glass equal to the specification and quality of the original glass. Tenant shall, at Tenant's sole expense, enter a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment serving the Premises and shall provide evidence of the same to Landlord at Landlord's request. Tenant shall, at Tenant's sole expense, repair any area damaged by any Tenant Party provided that Tenant obtains Landlord's prior approval with respect to the method and quality of such repair. Notwithstanding anything in Article G-1 or G-2 to the contrary, if the cost of replacement of any item is Tenant's responsibility is a Capital Major Replacement (as defined below) than Tenant shall be liable for only a fraction of such cost ("Tenant's Share"), which is the product of multiplying the actual cost of the Capital Major Replacement times a fraction, the numerator of which fraction shall be the number of months remaining in the Lease term following completion of such Capital Major

Replacement, (excluding any unexercised option term), and the denominator of which fraction shall be the number of months in the expected useful life of such Capital Major Replacement, and Landlord shall be liable for the remainder of such cost up to an amount not to exceed $100,000.00 ("Landlord's Share"); provided, that upon Tenant's exercise of any option to extend the Term of this Lease, Tenant shall pay to Landlord, within thirty (30) days after Landlord's written request, an amount equal to that portion of Landlord's Share, if any, which relates to the option term so exercised. If Landlord performs a Capital Major Replacement, Tenant shall reimburse Landlord for Tenant's Share of the cost of such Capital Major Replacement, within thirty (30) days following completion of the same.

     As used herein, "Capital Major Replacement" means an expenditure the cost of which exceeds $25,000.00 and is required to be treated as a capital expense under Generally Accepted Accounting Principles. Notwithstanding the foregoing, there shall be excluded from the definition of "Capital Major Replacement" any maintenance, repair or replacement required as a result of the negligent acts or omissions of Tenant or its agents, employees or contractors, or resulting from the failure of Tenant to perform in a timely manner its obligations under this Lease.

     G-3. Landlord Repairs and Maintenance
          --------------------------------

     Except for defects occurring solely as a result of Tenant's actions for which Tenant shall bear sole responsibility and cost, and in addition to the Landlord's obligations set forth in Article B-1 concerning Latent Defects, Landlord covenants and agrees, at its expense without reimbursement or contribution by Tenant, to keep, maintain and replace, if necessary, the underground plumbing on site or sewage systems and all structural systems including, without limitation, the roof, roof membrane, rood covering (including interior ceiling if damaged by leakage but excluding any damage or repairs which are caused by the acts of the Tenant which result in the breach, avoidance or non-applicability of any warranty with respect thereto), and load-bearing walls and floor slabs and foundations necessary to preserve or maintain the useful life of any such component or system. Tenant agrees to provide normal and customary maintenance of the roof and Landlord will provide annual inspections of the rood, accompanied by a representative of Tenant. In the event the Premises become or are out of repair and not in normal operating condition due to either the failure of Landlord to comply with the terms of this Article G-3 or which constitute a Latent Defect, excepting however a Force Majeure event, then Landlord shall perform or cause to be performed any and all repairs necessary to restore the Premises to a state of normal operating condition and repair. If such repairs are not completed within ten (10) days after Landlord has received written notice from Tenant of such state of disrepair or if such repairs cannot reasonably be completed within such ten (10) day period and Landlord shall fail to commence such repairs within ten (10) days after notice and proceed diligently thereafter, then Tenant may prosecute such repairs itself and apply the cost of such repairs against the next maturing monthly installment or installments of Rent due hereunder. Notwithstanding the foregoing in the case of an emergency (such as, without limitation, a leaking roof) Tenant shall have the right to prosecute immediately any and all necessary repairs and shall deliver contemporaneous notification to Landlord of the emergency and related repairs and offset the cost of such repairs against the next maturing monthly installment or installments of Rent due hereunder; provided further that if contemporaneous notice is not practicable, as determined by Tenant in its sole judgment, then Tenant shall provide such notice as soon thereafter as reasonably practicable.

     Notwithstanding anything contained in this Lease to the contrary, in the event that Tenant is prevented from using the Premises, or any portion thereof, for two (2) consecutive business days ("Eligibility Period"), as a result of any failure of Landlord to provide access to the Premises or essential utilities or services to the Premises, and Tenant has not used the Premises as a result, then Rent shall be abated or reduced, as the case may be, during the period after the Eligibility Period for such time that Tenant continues to be so prevented from using the Premises or a portion thereof, in the proportion that the square footage of the portion of the Premises that Tenant is prevented from using bears the total square footage of the Premises. However, in the event that Tenant is prevented from conducting its business in any portion of the Premises for a period in excess of the Eligibility Period as a result of the foregoing failure to provide access or essential utilities or services to the Premises, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the square footage of the reoccupied portion of the Premises bears to the total square footage of the Premises, shall be payable by Tenant from the date such business operations commenced. Except as provided in this Article G or in Articles K or L below, it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, all of which obligations are intended to be that of the Tenant under Article G-2 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Tenant and Landlord expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Tenant the right to make repairs at the expense of Landlord or to terminate this Lease by reason of any needed repairs.

     G-4. Liens
          -----

     Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Landlord shall have the right to post on the Premises, or in the immediate vicinity thereof, notices of non-responsibility for any construction, alteration or repair by Tenant on the Premises to the extent provided for in Articles G-2 and H. If any such lien is filed, Landlord may, but shall not be required to, take such action as may be necessary to remove such lien, and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Interest Rate from the date of expenditure.



                              H.     ALTERATIONS


     Tenant, at Tenant's sole expense, may install necessary trade fixtures, equipment and furniture in the Premises provided that such items are installed and are removable without structural damage to the Building. Said trade fixtures, equipment and furniture shall remain Tenant's property and shall be removed by Tenant prior to expiration of the Term or upon earlier termination of this Lease. Landlord reserves the fight to approve or disapprove of any alterations to the exterior appearance of the Building and any interior improvements visible from outside the Premises on wholly aesthetic grounds. Such improvements must be submitted for Landlord's written approval prior to installation or Landlord may remove or replace such items at Tenant's sole expense. Upon Landlord's prior written approval, which shall not be unreasonably withheld, delayed or conditioned. Tenant may make non-structural alterations to the Premises and may also install temporary improvements in the interior of the Premises, provided that such improvements are installed and are removable without structural damage to the Building and excepting minor, non-structural alterations such as painting or re-carpeting which do not cost in excess of $25,000 which Tenant may perform without Landlord's consent. All approvals given by Landlord pursuant to this Article H shall be deemed conditioned upon (i) Tenant's acquiring all applicable permits required by governmental authorities, (ii) furnishing of copies of such permits together with a copy of the plans and specifications to Landlord prior to commencement of the work thereon, and (iii) the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. Any alterations or installations by Tenant during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Regulations. If a notice of completion is required for such work, Tenant shall file it and provide Landlord with a copy. Tenant shall, at Tenant's cost, provide Landlord with a set of "as-built" drawings for any work which Tenant undertakes. Tenant shall repair, at Tenant's sole expense, all damage to the Premises and/or Building caused by the installation or removal of trade fixtures, equipment, furniture or temporary improvements. If Tenant fails to remove the foregoing items on termination of this Lease, Landlord shall, be the owner of such items. The parties agree that although Tenant's storage racks will be bolted to the floor of the Premises, they will remain the personal property of Tenant, and will be removed by Tenant on or prior to at the expiration or earlier termination of the Lease and Tenant shall promptly repair any damage caused by such removal.

                          I.  UTILITIES AND EASEMENTS


     I-1. Utilities
          ---------

     Tenant agrees to contract directly for and shall promptly pay all charges for heat, water, gas, electricity and any other utilities used or consumed on the Premises, all of which shall be separately metered, except water. If any of such utilities are not separately metered, Tenant shall pay a prorata share, based on use, as reasonably determined by Landlord. Notwithstanding anything to the contrary above, in the event any utility service furnished to the Premises shall be interrupted by reason of negligent or willful act of Landlord, then in addition to any other rights and remedies available to Tenant under this Lease or under law and provided further that such service is not restored within forty-eight (48) hours following such failure or inability (which period shall not be extended by Force Majeure), Tenant shall be entitled to an abatement of rent for each day thereafter that such service is not furnished until the date that such service is restored.

     I-2. Easements
          ---------

     Landlord hereby reserves the right and authority to grant easements on the Lot and dedicate for public use portions of the Lot without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plans necessary to effectuate Landlord's reservation hereunder.

                             J.   USE OF PREMISES

     J-1. General
          -------

     Tenant shall use and occupy the Premises only for the Permitted Uses in compliance with all Regulations applicable to the Premises or Tenant's use of the Premises. Subject to Articles B-1 and G-3, by taking occupancy of the Premises, Tenant accepts the Premises in the condition existing as of the Commencement Date, subject to all applicable municipal, county, state and federal statutes, laws and ordinances, including zoning ordinances and regulations governing and relating to the use, occupancy and possession of the Premises (collectively "Regulations"). Tenant shall, at Tenant's sole expense, comply with all Regulations now in force or which may hereafter be in force relating to the Premises or the use of the Premises including, but not limited to, any obligation to modify or alter the Premises or Building by reason of any regulation imposed after the date of this Lease and required and enforced by the applicable governmental authority. Tenant shall not commit waste, overload the floors or structure of the Building, subject the Premises to any use which would damage the Premises, use the Premises in any manner to create a nuisance or disturb the occupants of neighboring premises or properties, or raise or violate any insurance coverage required by this Lease or take any action that would impair parking or alter parking spaces.

     J-2. Signs
          -----

     Any sign placed by Tenant on the Premises, except in the interior portions of the Building not visible from the outside, shall contain only Tenant's name and no advertising material. No sign shall be placed on the Premises without Landlord's written approval of the location, material, size, design and content thereof which shall not be unreasonably withheld, delayed or conditioned nor without Tenant's obtaining any necessary permit therefor. No signs shall be placed on the roof of the Premises. If Landlord installs a sign for Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord within thirty (30) days of demand by Landlord. Tenant shall remove any sign installed by or on behalf of Tenant upon termination or expiration of this Lease and shall return the Premises to their condition prior to the placement of said sign.

     J-3. Parking Access - Intentionally Deleted
          --------------------------------------

     J-4. Environmental Liabilities
          -------------------------

      a.     Hazardous Materials. Except as set forth herein, Tenant shall not
             -------------------
cause or permit any Hazardous Materials (as defined below) to be used, generated, stored, released, handled or disposed of on, under or about, or transported to or from, the Property (collectively "Hazardous Materials Activities") by any Tenant Party without first receiving Landlord's written consent, which may be withheld for any reason whatsoever and which may be revoked at any time, and then only in compliance (which shall be at Tenant's sole cost and expense) with all applicable laws and regulations and using all necessary and appropriate precautions. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the maintenance of its Premises or for Tenant's manufacturing operations and general office use, which products contain chemicals and other substances which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in material compliance with all applicable laws and regulations and in the manner which such products are designated to be used shall not be a violation of this Article J-4. Landlord may (but without any obligation to do so) condition its consent to any

Hazardous Materials Activity by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its discretion, deems necessary to protect itself, the public, the Property and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Property (such as concrete encasements) and/or the deposit of a security deposit. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from any against any claims, damages, costs and liabilities arising out of Tenant's Hazardous Materials Activities on, under or about the Property. This indemnity shall survive the expiration or earlier termination of this Lease. Landlord shall not be liable to Tenant regardless of whether or not Landlord has approved Tenant's Hazardous Materials Activities. "Hazardous Materials" shall include but not be limited to any material or substance which is (a) defined as a "hazardous waste," "extremely hazardous waste," or "restricted hazardous waste" pursuant to Ohio Law.

     Landlord represents to the best of its knowledge that (a) the Premises are not in violation of any federal, state or local law, rule or ordinance relating to pollution or protection of the environment (collectively, as the same exist at the date hereof, the "Environmental Laws"), including, without limitation, laws relating to emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface stata) and
(b) pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste has (I) been buried, stored, manufactured, used, treated or disposed of in or about the Premises in a manner not in compliance with the Environmental Laws or (ii) spilled, leaked, discharged, emitted or released on the Lot.

     Landlord has furnished to Tenant a copy of an environmental audit undertaken by Landlord with respect to its acquisition of the Property, (the "Environmental Audit"). The information produced in connection with the Environmental Audit shall constitute baseline data which is intended to assist the parties hereto in making any future determination as to whether any Environmental Laws have been breached or violated as of or prior to the Commencement Date; provided, however that such baseline data shall not be deemed to be conclusive with respect to such issue. Except that which is disclosed in the Environmental Audit, Landlord agrees to indemnify, defend and hold the Tenant and its officer, directors, employees and agents harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including, but not limited to, attorneys' and legal assistants' fees, consultants fees and experts fees which arise during or after the Lease Term as a result of any violation by Landlord of this provision. This indemnification shall survive the termination of this Lease.

     b.    Duty to Inform Landlord. If Tenant knows, or has reasonable cause to
           ------------------------
believe, that a Hazardous Material, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, Tenant shall also immediately give Landlord a copy of any statement, report, notice, claim, action or proceeding given to, or received from, any governmental authority or private party, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Material or contamination in, on, or about the Property.

                         K.    DAMAGE AND DESTRUCTION


     K-1. Reconstruction
          --------------

     If the Building is damaged or destroyed by casualty, Landlord shall, except as hereinafter provided, diligently repair or rebuild the Building to substantially the condition in which the Building existed immediately prior to such damage or destruction, excluding, unless Landlord causes such damage. Tenant shall repair any damage to the Premises which is estimated in good faith by Landlord to be less than the deductible amount under any applicable insurance policy of Landlord; provided, however, that such deductible amount shall not exceed Ten Thousand Dollars ($10,000.00). Landlord shall reimburse Tenant upon written demand for expenses incurred by Tenant in such repair work which are not covered by insurance carried by Tenant or required by this Lease to be carried by Tenant to the extent of any proceeds received by Landlord from the insurance described in Article F. Landlord shall not be obligated to repair or replace any improvements made by or for Tenant, and Tenant trade fixtures or installations, except Landlord's Work under Exhibit "C".

     K-2. Rent Abatement
          --------------

     Rent shall be abated proportionately during any period when, by reason of such damage or destruction, there is substantial interference with Tenant's use of the Building, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Building. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. If continuation of Tenant's business is not practical pending reconstruction, Rent shall abate until reconstruction is substantially completed or until business is totally or partially resumed, whichever occurs earlier.

     K-3. Option to Terminate
          -------------------

     If the Building is damaged or destroyed to such extent that Landlord reasonably determines that the Building cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, the sole right of both Landlord and Tenant shall be the option to terminate this Lease within thirty (30) days after the date of Landlord's determination. Landlord shall notify Tenant of Landlord's determination, in writing, within thirty (30) days after the date of the damage or destruction. If Landlord fails to timely notify Tenant that such repairs cannot be completed within said one hundred eighty (180) day period, Landlord shall be deemed to have acknowledged that it believes such repairs can be completed within one hundred eighty (180) days and shall be required to make such repairs. If Landlord reasonably determines that the Building can be fully repaired or restored within the one hundred eighty (180) day period, or if Landlord determines that such repair or restoration cannot be made within said period but neither party elects to terminate within thirty (30) days from the date of said determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible. Landlord and Tenant shall also each have the fight to terminate this Lease if any damage to the Premises or the Building occurs during the last twelve (12) months of the Term of this Lease if Landlord's contractor estimates in a writing delivered to Landlord and Tenant that the repair, reconstruction or restoration of such damage cannot be completed within sixty (60) days after the date of such casualty. If either party desires to terminate this Lease under the preceding sentence, it shall provide written notice to the other party of such election within thirty
(30) days after receipt of Landlord's contractor's repair estimates. Upon any termination of this Lease under any of the provisions of this Article, the parties will be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have accrued and are unpaid as of the date of termination and matters which are to survive any term/nation of this Lease as provided in this Lease.

     Notwithstanding anything herein in this Article K-3 to the contrary, in the event the Premises remain untenantable for a period in excess of 180 days from the date the Landlord notifies the Tenant of its intentions or repair, reconstruct or restore the Building or is deemed to have made that determination pursuant to the above paragraph, Tenant shall have the right to terminate this Lease upon thirty (30) days written notice given no later than thirty (30) days after the expiration of the 180 day period. If Tenant elects not to terminate this Lease in such event, Rent shall abate at double the amount of the daily rate for each day following the 180 day period the Premises are not ready for Tenant's occupancy excepting where such delay is the fault of the Tenant.

     K-4. Uninsured Casualty
          ------------------

     In the event the Building is damaged or destroyed by any casualty not covered by the insurance policy required to be carried by Landlord under Article F or if Landlord's lender does not permit such insurance proceeds to be used for restoration of the Building, Landlord, subject however to Tenant's rights under Article Q, may terminate this Lease by written notice to Tenant given within thirty (30) days after the uninsured casualty or the date Landlord's lender notifies Landlord that the insurance proceeds shall not be made available. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect, and the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in Article K-1.

                               L. EMINENT DOMAIN
     L-1. Total Condemnation
          ------------------

     If all of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose ("condemned"), this Lease shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted to the date of termination. Landlord shall immediately notify Tenant of any such occurrence.

     L-2. Partial Condemnation
          --------------------

     If any portion of the Premises is condemned, and such partial condemnation renders the Premises unusable for Tenant's business, as reasonably determined by Tenant, this Lease shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination. If such partial condemnation does not render the Premises unusable for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Rent shall be adjusted thereafter based on the remaining useable square footage of the Premises, as reasonably determined by Landlord and rent shall be abated on such basis to the extent and during such time as the Premises are rendered unusable.

     L-3. Landlord's Award
          ----------------

     If the Premises are wholly or partially condemned, Landlord shall be entitled to the entire award paid for such condemnation, subject to the provisions of Article L-4, and Tenant waives any claim to any part of the award from Landlord or the condemning authority.

     L-4. Tenant's Award
          --------------

     Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location and any other awards to which the Tenant is eligible or entitled to receive.

     L-5. Temporary- Condemnation
          -----------------------

     In the event of a temporary condemnation of the Premises, as reasonably determined by Landlord, this Lease shall remain in effect and Tenant shall receive any award made for such condemnation. Tenant's obligations with respect to the extension and purchase options provided under Articles C-2 and Q shall be suspended during the period of any temporary condemnation unless Tenant notifies Landlord in writing that it waives such suspension.

     L-6. Delivery of Documents
          ---------------------

     From time to time upon Landlord's written request, Tenant shall immediately execute and deliver to Landlord all instruments reasonably required to effectuate the provisions of this Article L.

                                  M. DEFAULT


     M-1. Events of Defaults
          ------------------
     The occurrence of any of the following events shall constitute an "Event of Default" by Tenant without notice (except as otherwise provided) from Landlord:

     a.   Abandonment. The abandonment of the Premises;
          -------------

     b.   Payment.  Failure to pay Rent due hereunder on the date when due,
          --------
the failure continuing for a period of five (5) business days after written notice thereof by or on behalf of Landlord to Tenant;

     c.   Performance. Default in the performance of Tenant's covenants,
          -------------
agreements and obligations hereunder, except default in the payment of Rent, the default continuing for thirty (30) days after written notice thereof from Landlord. If the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant will not be deemed to be in default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

     d.   Insolvency Events. The making by Tenant of any general assignment
          -------------------
for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

     M-2. Landlord's Remedies
          -------------------

     a.   Landlord's Remedies; Termination. Upon the occurrence of any Event of
          ---------------------------------
Default by Tenant, in addition to any other remedies available to Landlord at law or in equity under applicable law, Landlord will have the immediate fight and option to terminate this Lease and all rights of Tenant hereunder. If Landlord elects to terminate this Lease then, to the extent permitted under applicable law, Landlord may recover from Tenant: (i) the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term exceeds the amount of such rent loss that Tenant proves is or could be reasonably avoided; plus (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, results therefrom including, but not limited to: attorneys' fees and costs; brokers' commissions; the costs of refurbishment, renovation and repair of the Premises, and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's personal property, equipment, fixtures.

     As used in (a)(i) and (ii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award plus one percent (1%).

     b.   Landlord's Remedies; Re-Entry Rights. Upon an Event of Default by
          -------------------------------------
Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord will also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere and/or disposed of at the sole cost and expense of and for the account of Tenant in accordance with the provisions of this Lease or any other procedures permitted by and to the extent of applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Article M-2 will be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the term/nation thereof is decreed by a court of competent jurisdiction.

     c.   Landlord's Remedies; Re-Letting. In the event of the vacation or
          --------------------------------
abandonment of the Premises by Tenant or in the event that Landlord elects to re-enter the Premises or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof on terms and conditions as Landlord in its sole and absolute discretion may deem advisable with the fight to make alterations and repairs to the Premises in connection with such reletting. If Landlord elects to relet the Premises, then rents received by Landlord from such reletting will be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises incurred in connection with such reletting; fourth, to the payment of rent due and unpaid hereunder and the residue, if any, will be held by Landlord and applied to payment of future rent as the same may become due and payable hereunder. Should that portion of such rents received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant agrees to pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency will be calculated and paid monthly.

     d.    Landlord's Remedies; Performance for Tenant. All covenants and
           -------------------------------------------
agreements to be performed by Tenant under any of the terms of this Lease are to be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant fails to perform any other act on its part to be performed hereunder, and such failure continues for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from its obligations, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. Tenant agrees to reimburse Landlord upon demand for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Interest Rate, from the date of such payment by Landlord until reimbursed by Tenant. This remedy shall be in addition to any other right or remedy of Landlord set forth in this Article M-2.

     e.    Cumulative. Each right and remedy of Landlord provided for in this
           ----------
Lease or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or equity, by statute or otherwise.

     f.     Indemnification. Nothing in this Article M affects the right of
            ---------------
Landlord to indemnification by Tenant in accordance with Article F-7 for liability arising from personal injuries or property damage prior to the termination of this Lease.


     M-3. Inducement Recapture In Event Of Breach - Intentionally Deleted
          ---------------------------------------------------------------

M-4. Landlord Default
     ----------------

     Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later that thirty (30) days after notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, whose name and address shall have theretofore been furnished to Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. Notwithstanding the foregoing, if Tenant provides notice to Landlord of the need for repairs and/or maintenance which are Landlord's obligations under the Lease and Landlord fails to commence to undertake such action as required by the terms of this Lease within said thirty
(30) day period, then Tenant may proceed to take the required action upon delivery of an additional five (5) day notice to Landlord (except with respect to emergency repairs as provided below) specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Landlord shall reimburse Tenant for Tenant's reasonable costs and expenses in taking such action or Tenant may deduct the incurred costs from the next installments of Rent until fully recouped. In the event Tenant undertakes such repairs and/or maintenance, and such work will affect the Project's or Premises' life safety systems or HVAC systems, Tenant shall use only those contractors used by Landlord in the Project for work on such systems except in the case of emergency repairs where such contractor is not readily available in which instance Tenant may use contractors of its choosing. If, however, by reason of an emergency repairs or replacements become necessary and by the provisions of this Lease are the responsibility of Landlord, then Tenant may make such repairs which, in the reasonable opinion of Tenant, are necessary for the preservation of the Premises or of the security, safety or health of Tenant or Tenant's employees or customers; provided, however, that Tenant shall first use diligent efforts to inform Landlord and obtain assistance in coordination with Landlord before making such emergency repairs. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to monetary damages and/or specific performance. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying Rent due hereunder as a result of any default by Landlord.

                        N.    ASSIGNMENT AND SUBLETTING


     N-1. Approval
          --------

     Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease, in whole or in part, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises, without the prior written consent of Landlord in each instance; provided, however, that Tenant shall have the right to assign or sublet this Lease to any parent, subsidiary or affiliated entity of Tenant provided that such transfer does not result in material reduction in the net worth of Tenant and is not made as a subterfuge by Tenant to avoid its obligations under this Lease. Landlord may withhold Landlord's consent to any assignment or subletting, provided the withholding is not unreasonable. Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee. Factors which Landlord and Tenant agree may be a basis for Landlord's reasonable refusal to consent to a proposed assignment or sublease include but are not limited to (i) the proposed assignee's or sublessee's net worth, general business reputation or credit history, particularly its history relative to its past lease obligations taking into account however, Tenant's continuing liability hereunder, and (ii) the increased wear and tear to the Premises, disturbance to neighboring occupants, and any risk of Hazardous Materials contamination that may be incident to the assignee's or sublessee's use relative to the use of Tenant. It shall also be reasonable for Landlord to withhold consent on the basis that the proposed assignee or sublessee has requested that this Lease be amended in connection with the assignment or sublease. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested by Landlord.

     This Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions hereof without Landlord's prior written consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

     N-2. Landlord Option - Intentionally Deleted
          ---------------------------------------

     N-3. Bonus Rental
          ------------

     If Tenant receives rent or other consideration for any assignment or sublease in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent and costs of sublease that is fairly allocable to such portion, as reasonably determined by Landlord, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder.

     N-4. Scope
          -----

     If (a) the underlying beneficial interest of Tenant is transferred or (b) the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee or occupant and apply the net amount collected to the Kent herein reserved and apportion any excess rent so collected in accordance with the terms of Article N-3; provided that no such subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Regardless of Landlord's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Tenant under this Lease, (ii) release Tenant of any obligations hereunder, except in the case of assignment where Tenant shall be relieved of all obligations excepting liability for the payment of Rent, or
(iii) alter the primary liability of Tenant for the payment of Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease.

     N-5. Release
          -------

     Whenever Landlord conveys any interest in the Premises, Landlord shall be automatically released from further performance of the covenants of this Lease, and from all further liabilities, obligations, costs, expenses, demands, causes of action, claims and judgments connected with this Lease which accrue after such conveyance. The effective date of Landlord's release shall be the date the assignee executes an assumption of such assignment. If requested, Tenant shall execute a reasonable form of release and such other documentation as may be required to further effect the provisions of this Article N-5. This Lease and each of the Lease's covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assignees and legal representatives, subject to the provisions hereof. Any successor or assignee of Tenant who accepts an assignment of this Lease or enters into possession hereunder shall thereby be bound by the covenants and conditions hereof. Nothing herein contained shall be deemed to give a right of assignment to Tenant without the prior written consent of Landlord except as provided in Article N-1.


     N-6. Holding Over
          ------------

     Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. If Tenant holds over after the expiration or earlier termination of the Term without such consent, Landlord may, at its option, treat Tenant as a tenant at sufferance only, and such continued occupancy by Tenant shall be subject to all of the terms, covenants and conditions of this Lease, so far as applicable, except that the Fixed Rent for any such holdover period shall be equal to one hundred twenty-five percent (125%) for the first six (6) months of any such holdover, and therefore equal to one hundred fifty percent (150%) of the Fixed Rent in effect under this Lease immediately prior to such holdover, prorated on a daily basis. Acceptance by Landlord of rent after such expiration or earlier termination will not result in a renewal of this Lease. If Tenant fails to surrender the Premises upon the expiration of this Lease in accordance with the terms of this Article despite demand to do so by Landlord, Tenant agrees to promptly indemnify, protect, defend and hold Landlord harmless from all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and costs), including, without limitation, costs and expenses incurred by Landlord in returning the Premises to the condition in which Tenant was to surrender it and claims made by any succeeding tenant founded on or resulting from Tenant's failure to surrender the Premises. The provisions of this Article will survive the expiration or earlier termination of this Lease.

     N-7. Waiver
          ------

     Tenant agrees that Landlord may, at Landlord's option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

O.   ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION


     O-1. Estoppel Certificate
          --------------------

     Within twenty (20)days following any written request which Landlord may make from time to time, Tenant agrees to execute and deliver to Landlord a statement, in a form similar to the form of Exhibit E as may reasonably be required by Landlord's lender, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the Rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (v) such other matters reasonably requested by

Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article O-1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein. Tenant's failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rent has been paid in advance. Without limiting the foregoing, if Tenant fails to deliver any such statement within such ten (10) day period, Landlord may deliver to Tenant an additional request for such statement and Tenant's failure to deliver such statement to Landlord within ten (10) days after delivery of such additional request will constitute a default under this Lease.

     0-2. Subordination, Attornment; Non-Disturbance
          ------------------------------------------

     Subject to Tenant's receipt of a fully executed Non-Disturbance Agreement as provided below, this Lease and any option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Landlord upon the Property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any lender whose name and address have been furnished Tenant in writing for such purpose notice of Landlord's default and allow such lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof. If, in connection with Landlord's obtaining or entering into any financing or ground lease affecting the Premises, the lender or ground lessor requests modifications to this Lease, Tenant, within ten (10) days after request therefor, agrees to execute an amendment to this Lease incorporating such modifications, provided such modifications are reasonable and do not increase the obligations of Tenant under this Lease or adversely affect the leasehold estate created by this Lease. If any lender shall elect to have this Lease and/or any option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof. Subject to Tenant's receipt of a fully executed Non-Disturbance Agreement as provided below, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any defenses which Tenant might have against any prior lessor, or (iii) be bound by prepayment of more than one
(1) month's rent. Any lender which relies on the foregoing subordination shall be deemed to have agreed that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in breach hereof and attorns to the record owner of the Premises. Although the provisions of this Article 0-2 are effective without the execution of any further documents, upon written request from Landlord or a lender, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord shall obtain from any such mortgagee or beneficiary a commercially reasonable non-disturbance agreement executed by such mortgagee or beneficiary providing that, as long as Tenant is not in default hereunder, this Lease shall remain in effect for the full Lease Term (a "Non-Disturbance Agreement") and Tenant's use, occupancy and possession of the Premises shall not be disturbed or interfered with. Notwithstanding the foregoing, the initial Non-Disturbance Agreement shall be substantially in the form attached hereto as Exhibit F, Non-Disturbance Agreement Form.

                               P.  MISCELLANEOUS


     P-1. Waiver
          ------

     No waiver by either party of any default or breach of any covenant by the other party hereunder shall be implied from any omission by the non-defaulting party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by a party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Landlord to any act of Tenant requiring further consent or approval by Landlord shall not be deemed to waive or render unnecessary Landlord's consent or approval to any subsequent similar acts. No waiver by a party of any provision under this Lease shall be effective unless in writing and signed by such party. Landlord's acceptance of full or partial payment of Rent during the continuance of any breach of this Lease shall not constitute a waiver of any such breach of this Lease. Efforts by Landlord to mitigate damages caused by Tenant's breach of this Lease shall not be construed as a waiver of Landlord's right to recover damages under Article M.

     P-2. Financial Statements
          --------------------

     In the event Landlord's lender reasonably requests in writing to review financial information of Tenant not otherwise available in the public realm for purposes of financing the Building and so designates the information sought and specifies the reason(s) the information is sought and subject to Tenant's consent thereto which consent Tenant may refuse based on its reasonable business judgment or because Tenant is precluded from making such disclosures, Landlord's lender shall be entitled to inspect, but not copy or otherwise reproduce, such specifically designated financial information.

     P-3. Accord and Satisfaction
          -----------------------

     No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's fight to recover the balance of such Rent or to pursue other remedies.

     P-4. Limitation of Landlord's Liability
          ----------------------------------

     The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, officers and shareholders of Landlord, and Tenant shall look solely to the Property and the proceeds thereof, for satisfaction of any liability and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers and shareholders of Landlord.

     P-5. Entire Agreement
          ----------------

     This Lease and the exhibits and any side letter of even date herewith attached hereto set forth all the covenants, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as set forth herein. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless in writing and signed by both Landlord and Tenant.

     P-6. Time
          ----

     Time is of the essence of this Lease.


     P-7. Professional Fees and Costs
          ---------------------------

     If either Landlord or Tenant should initiate litigation or other enforcement activity against the other with respect to this Lease, then all costs and expenses of such activity, including without limitation, actual professional fees and costs such as appraisers, accountants and reasonable attorneys' fees and costs, incurred by the party which prevails in such action, whether by final judgment or out of court settlement, shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. As used herein, attorneys' fees and costs shall include, without limitation, reasonable attorneys' fees, costs and expenses incurred in connection with any (i) post judgment motions;
(ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examination; (iv) discovery; and (v) bankruptcy litigation.

     P-8. Captions and Article Letters
          ----------------------------

     The captions, article letters and table of contents appearing in this Lease are inserted as a matter of convenience and in no way define or limit the provisions of this Lease.

     P-9. Severability
          ------------

     If any provision of this Lease or the application of any such provision, shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

     P-10. Applicable Law
           --------------

     This Lease shall be construed and enforced in accordance with Indiana law.


     P-11. Examination of Lease
           --------------------

     Submission of this Lease to Tenant does not constitute an option to lease, and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

     P-12. Notices
           -------

     All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal delivery, to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served three (3) days after the date of mailing. Any notice by Tenant of Landlord's default shall be delivered concurrently to Landlord's lender pursuant to any current Non-Disturbance Agreement.

     P-13. Successors and Assigns
           ----------------------

     Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     P-14. Brokers
           -------

     Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Landlord and Tenant each agree to promptly indemnify, protect, defend and hold harmless the other from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including attorneys' fees and court costs) resulting from any breach by the indemnifying party of the foregoing representation, including, without limitation, any claims that may be asserted by any broker, agent or finder undisclosed by the indemnifying party. The foregoing mutual indemnity shall survive the expiration or earlier termination of this Lease.

     P-15. Recording
           ---------

     Neither Landlord nor Tenant shall record this Lease. However, at the request of either Landlord or Tenant following the Commencement Date, Landlord and Tenant shall enter into and record a short form memorandum of this Lease which requesting party may cause to be recorded at the sole cost and expense of the party requesting such recordation. Such memorandum shall be in a form reasonably acceptable to both Landlord and Tenant but in any event, meeting the minimum requirements of the recording statute.

     P-16. Counterparts
           ------------

     This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

     P-17. Guaranty - Intentionally Deleted
           --------------------------------

     P-18. Quiet Possession
           ----------------

     Upon payment by Tenant of the Rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

     P-19. Joint and Several Liability
           ---------------------------

     The obligations of the individuals currently comprising Landlord shall be joint and several.

     P-20. Authority.
           ----------

     Landlord and Tenant covenant to the other that each has full right and authority to make this Lease.

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

     P-21.  Conditions Precedent.

            This Lease and the Tenant's obligations under this Lease are conditioned upon and expressly subject to: (I) Landlord acquiring good and marketable title to the Real Estate no later than the date this Lease is executed and (ii) completion and attachment to the Lease of (a) the site plan to be attached as Exhibit A depicting the layout of the Building, the interior of the Premises and the Building exterior and all parking areas and driveways, all as satisfactory to Tenant, (b) completion and attachment to the Lease of the floor plan of the Building satisfactory to Tenant as Exhibit C, (c) completion and attachment to the Lease of the Landlord Work Letter as Exhibit D to include those specifications which are satisfactory to Tenant, and (d) attachment to the Lease of the Estoppel Certificate and the Subordination, Non-Disturbance and Attornment Agreement, respectively as Exhibits E and F, in form and content satisfactory to Tenant.

                         P.   TENANT'S PURCHASE OPTION

     Landlord hereby grants to Tenant and any assignee under Article N-1 of this Lease, but not to any subtenant, the non-assignable right and option to purchase the Premises from Landlord subject to and upon the following terms provisions, and conditions:

     (a) At any time within the first six (6) months of the fifth (5/th/) Lease Year, Tenant may give to Landlord written notice (I) that Tenant desires to purchase the Premises pursuant to the provisions hereof and (ii) of a closing date (the "Closing"), which date shall not in any event be later than the last business day of the fifth (5/th/) Lease Year upon such other terms and conditions as are customary in commercial real estate purchase transactions of this sort.

     (b) The purchase price for the Premises shall be the total facility cost as that phrase is used and determined in connection with the computation of the Fixed Rent pursuant to the provisions of Article D-1 times (x) one hundred twenty-five percent (125%) payable in cash at the Closing in immediate available funds. The parties agree to prepare and sign an addendum to this Lease setting forth the exact amount of the total facility cost and the purchase price based thereon once such amounts are determined.

     (c) Upon Tenant's exercise of such option, Tenant shall, at the Closing specified in (a) above, pay to Landlord in cash the purchase price of the Premises.

     (d) At the Closing Landlord will execute, have acknowledged and deliver to Tenant a warranty deed and bill of sale conveying to Tenant marketable title to the Premises free and clear of all liens and encumbrances other than (I) any liens or encumbrances approved in writing by Tenant (ii) taxes for the year in which the Closing is to occur and subsequent years, (iii) zoning ordinances and utility easements which do not adversely affect the use of the Property, and
(iv) any discrepancies, conflicts or shortages in area or boundary lines, or any encroachments, or overlapping of improvements which would be shown on a current survey.

     (e) Taxes for the then current year shall be prorated at the Closing effective as of the Closing

If Tenant shall fail to consummate the purchase of the Premises upon due exercise of the option herein contained by Tenant, Landlord may enforce specific performance of this Article Q or may bring suit for damages against Tenant or may exercise any other remedy provided elsewhere in the Lease or at law in equity.

          The provisions of this Article Q shall apply and be binding on any purchaser or transferee of Landlord's interest in the Premises or Building or in this lease.


     IN WITNESS WHEREOF, the parties have executed this Lease as of the date and year first above written.

                                 "LANDLORD"

                                 By:_______________________________________
                                     John T. Phair, President
                                     Holladay Partners Midwest, Inc.,
                                     Its General Partner



                                 "TENANT"

                                 By_____________________

                                 Name:  Edmond L. Peters
                                        ----------------
                                 Title:  Sr. VP, Procurement & Business Dev.
                                        -----------------------------------


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